SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Western Asset Municipal Partners Fund Inc.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

IMPORTANT NOTICE

PLEASE VOTE NOW FOR THE MERGER

Stockholder Approval is Required

Western Asset Municipal Partners Fund Inc. (“MNP” or the “Fund”)

Dear Valued Stockholder:

You are receiving this REMINDER notice because you held shares in the Fund on the record date and we have NOT received your vote on the merger proposal to be voted on at the Special Meeting of Stockholders. The special meeting has been adjourned until August 11, 2023 at 10:00 a.m. (Eastern Time) to permit further solicitation of proxies. Please help us avoid adjournments, phone calls, costs, and additional mailings by promptly voting your shares. The Board of Directors of the Fund believes that the proposal is in the best interests of the Fund and its stockholders and unanimously recommends that you vote “FOR” such proposal.

It is important that you vote, no matter how large or small your holdings may be.

Please vote YOUR proxy TODAY by using one of the EASY voting options below:

Vote Online	Vote by Phone	Vote by Mail

by logging onto the website listed on the enclosed proxy card or voting instruction form and following the instructions	by calling the toll-free number on the enclosed proxy card or voting instruction form and following the instructions	by completing and returning your executed proxy card or voting instruction form in the postage paid envelope provided

We greatly appreciate your time and your investment in the Fund.

If you have any questions concerning the proposals, please feel free to contact Georgeson LLC (“Georgeson”), toll free at 1-888-867-6963.

The proxy materials previously sent to you contain important information; please read them carefully. Copies of the Proxy Statement are available for free on the Securities and Exchange Commission’s website at www.sec.gov or by visiting https://www.proxy-direct.com/fnk-33279 or by calling Georgeson, the Funds’ proxy solicitor, toll free at 1-888-867-6963.